UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 9, 2008

SONGZAI INTERNATIONAL HOLDING GROUP, INC.
(Exact name of registrant as specified in Charter)

Nevada	333-66994	43-1932733
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

20337 Rimview Place Walnut, California 91789
(Address of Principal Executive Offices)

(909) 468-2840
(Issuer Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 9, 2008, Songzai International Holding Group, Inc. entered into an Amendment to Employment Agreement (the “Amendment”) with Yvonne Zhang, our current Chief Financial Officer on an interim basis. The Amendment amends certain terms of the Employment Agreement that we entered into with Ms. Zhang on July 20, 2007.

The Amendment

Specifically, under the terms of the Amendment, we agreed to continue the employment of Ms. Zhang as our full-time Chief Financial Officer for a term commencing on June 9, 2008 and ending on June 8, 2009 (the “Term”), during which Ms. Zhang is to receive a base annual salary of $100,000. We also agreed, under the Amendment, to grant Ms. Zhang options under our 2006 Stock Option/Stock Issuance Plan to purchase up to 55,000 shares of our common stock, $0.001 par value, at an exercise price of $9.35 per share for a period of 5 years. The options are granted pursuant to a stock option agreement (the “Option Agreement”) entered into between Ms. Zhang and us on June 9, 2008. Ms. Zhang is also eligible for an annual bonus, if any, which will be determined and paid in accordance with policies set from time to time by our board of directors.

The employment relationship may be terminated by Ms. Zhang or us prior to the expiration of the Term, with or without cause, upon which we agreed to pay Ms. Zhang any accrued but unpaid base salary and any accrued but unreimbursed expenses.

The foregoing summary is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed with this report as Exhibit 10.1.

The Options and the Option Agreement

Under the Employment Agreement, Ms. Zhang is granted options to purchase up to 55,000 shares of Songzai International’s common stock at an exercise price of $9.35 per share for a period of 5 years, and pursuant thereto, she entered into the Option Agreement with us. The options vest and become exercisable immediately upon their issuance date.

The Option Agreement provides certain anti-dilution adjustments. Thus, in the event we declare or pay a dividend on Songzai International’s common stock in common stock or other securities, or subdivides the outstanding common stock, then upon the exercise of the options, for each share of common stock acquired, Ms. Zhang will receive the number and kind of securities that she would have been entitled to received had she owned such share of common stock on the date the dividend or subdivision occurred. Upon any event that results in a change of the number and/or class of securities issuable upon the exercise of the options, Ms. Zhang will receive, upon exercise of the options, the number and kind of securities and property that she would have been entitled to received had she exercised immediately prior to such event. If the number of outstanding shares of Songzai International's common stock is reduced, the exercise price of the options will be proportionally increased. Lastly, any plan of consolidation, merger, sale or conveyance of all or substantially all assets by Songzai International (excepting a plan of complete liquidation) must provide that Ms. Zhang will have the right to acquire and receive, upon exercise of the options, such stock shares, securities or assets equivalent to the number of shares of Songzai International common stock that she would have received had the consolidation, merger sale or conveyance not occurred.

The foregoing summary is qualified in its entirety by reference to the complete text of the Option Agreement, a copy of which is filed with this report as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.      The following are furnished as exhibits to this Current Report:

Exhibit No.	Description of Exhibit

10.1	Amendment to Employment Agreement, dated June 9, 2008, by and between Songzai International Holding Group, Inc. and Yvonne Zhang

10.2	Stock Option Agreement, dated June 9, 2008, by and between Songzai International Holding Group, Inc. and Yvonne Zhang

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Songzai International Holding Group, Inc. (Registrant)

Date: June 10, 2008	By:	/s/ Hongjun Li
Hongjun Li
President